CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Medium-Term Notes, Series A	$60,500,000	$1,857.35

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $86,910.80 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (No. 333-126811) filed by Barclays Bank PLC on September 21, 2005, and have been carried forward, of which $1,857.35 offset against the registration fee due for this offering and of which $85,053.45 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007 and	Registration No. 333-145845
Prospectus Supplement dated September 4, 2007)	November 27, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: November 30, 2007

•	Initial valuation date: November 27, 2007

•	Final valuation date: May 27, 2008

•	Maturity date: May 30, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 4.10%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Apple Inc.	$174.81	PS-7	AAPL	$3,000,000	19.000%	80%	98.375%	$2,951,250	1.625%	$48,750.00	E-1263	06738GN22/ US06738GN223
Bank of America Corporation	$42.94	PS-9	BAC	$2,500,000	11.750%	80%	98.375%	$2,459,375	1.625%	$40,625.00	E-1265	06738GN48/ US06738GN488
Peabody Energy Corporation	$51.73	PS-11	BTU	$2,000,000	17.000%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1267	06738GN63/ US06738GN637
Comcast Corporation	$19.47	PS-13	CMCSA	$1,500,000	10.000%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1268	06738GN71/ US06738GN710
ConocoPhillips	$76.06	PS-15	COP	$2,500,000	11.000%	80%	98.375%	$2,459,375	1.625%	$40,625.00	E-1269	06738GN89/ US06738GN892
Crocs, Inc.	$36.87	PS-17	CROX	$1,500,000	18.250%	60%	98.375%	$1,475,625	1.625%	$24,375.00	E-1270	06738GN97/ US06738GN975
Ford Motor Company	$7.07	PS-19	F	$3,000,000	14.250%	70%	98.375%	$2,951,250	1.625%	$48,750.00	E-1272	06738GP38/ US06738GP384
Freeport-McMoRan Copper & Gold Inc.	$89.28	PS-21	FCX	$2,000,000	13.000%	70%	98.375%	$1,967,500	1.625%	$32,500.00	E-1273	06738GP46/ US06738GP467
Corning Incorporated	$23.73	PS-23	GLW	$3,000,000	11.250%	75%	98.375%	$2,951,250	1.625%	$48,750.00	E-1274	06738GP53/ US06738GP533
The Home Depot, Inc.	$27.15	PS-25	HD	$2,000,000	11.800%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1277	06738GP87/ US06738GP871
Intel Corporation	$25.11	PS-27	INTC	$2,500,000	11.000%	80%	98.500%	$2,462,500	1.500%	$37,500.00	E-1278	06738GP95/ US06738GP954
JetBlue Airways Corporation	$6.77	PS-29	JBLU	$1,500,000	15.250%	70%	98.375%	$1,475,625	1.625%	$24,375.00	E-1279	06738GQ29/ US06738GQ291
JPMorgan Chase & Co.	$42.35	PS-31	JPM	$2,000,000	10.500%	70%	98.375%	$1,967,500	1.625%	$32,500.00	E-1280	06738GQ37/ US06738GQ374
Lehman Brothers Holdings Inc.	$59.90	PS-33	LEH	$1,500,000	18.500%	75%	98.375%	$1,475,625	1.625%	$24,375.00	E-1281	06738GQ45/ US06738GQ457
Lowe’s Companies, Inc.	$22.09	PS-35	LOW	$2,000,000	12.000%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1282	06738GQ52/ US06738GQ523
Macy’s, Inc.	$28.52	PS-37	M	$2,000,000	15.500%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1283	06738GQ60/ US06738GQ606
The McGraw-Hill Companies, Inc.	$45.61	PS-39	MHP	$1,500,000	10.500%	75%	98.375%	$1,475,625	1.625%	$24,375.00	E-1284	06738GQ78/ US06738GQ788
Micron Technology, Inc.	$7.94	PS-41	MU	$1,500,000	11.000%	70%	98.375%	$1,475,625	1.625%	$24,375.00	E-1285	06738GQ86/ US06738GQ861
Noble Corporation	$51.32	PS-43	NE	$2,000,000	12.000%	75%	98.375%	$1,967,500	1.625%	$32,500.00	E-1286	06738GQ94/ US06738GQ945
Oracle Corporation	$19.89	PS-45	ORCL	$2,500,000	10.250%	80%	98.500%	$2,462,500	1.500%	$37,500.00	E-1287	06738GR28/ US06738GR281
Pfizer Inc.	$22.88	PS-47	PFE	$3,000,000	9.750%	85%	98.375%	$2,951,250	1.625%	$48,750.00	E-1288	06738GR36/ US06738GR364
QUALCOMM Incorporated	$39.82	PS-49	QCOM	$3,000,000	13.000%	80%	98.375%	$2,951,250	1.625%	$48,750.00	E-1290	06738GR51/ US06738GR513
Schlumberger N.V. (Schlumberger Limited)	$89.17	PS-51	SLB	$2,000,000	15.000%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1291	06738GR69/ US06738GR695
Titanium Metals Corporation	$26.62	PS-53	TIE	$1,500,000	13.500%	70%	98.375%	$1,475,625	1.625%	$24,375.00	E-1293	06738GR85/ US06738GR851
Texas Instruments Incorporated	$30.71	PS-55	TXN	$1,500,000	10.250%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1294	06738GR93/ US06738GR935
Valero Energy Corporation	$62.00	PS-57	VLO	$1,500,000	13.500%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1296	06738GS35/ US06738GS354
Wells Fargo & Company	$29.83	PS-59	WFC	$1,500,000	10.750%	75%	98.375%	$1,475,625	1.625%	$24,375.00	E-1297	06738GS43/ US06738GS438
Whirlpool Corporation	$77.65	PS-61	WHR	$2,500,000	13.250%	80%	98.375%	$2,459,375	1.625%	$40,625.00	E-1298	06738GS50/ US06738GS503
Exxon Mobil Corporation	$86.38	PS-63	XOM	$2,000,000	11.000%	85%	98.375%	$1,967,500	1.625%	$32,500.00	E-1300	06738GS76/ US06738GS768

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$12.02	$7.42	$10.95
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
November 27, 2007*	$192.64	$150.64	$174.81

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $174.81

Protection level: 80.00%

Protection price: $139.85

Physical delivery amount: 5 ($1,000/Initial price)

Fractional shares: 0.720497

Coupon: 19.00% per annum

Maturity: May 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.50%	100.00%
+ 90%		9.50%	90.00%
+ 80%		9.50%	80.00%
+ 70%		9.50%	70.00%
+ 60%		9.50%	60.00%
+ 50%		9.50%	50.00%
+ 40%		9.50%	40.00%
+ 30%		9.50%	30.00%
+ 20%		9.50%	20.00%
+ 10%		9.50%	10.00%
+ 5%		9.50%	5.00%
0%		9.50%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 30 states, the District of Columbia and 44 foreign countries. In the United States, it serves more than 55 million consumer and small business relationships with more than 5,700 retail banking offices, more than 17,000 ATMs and more than 21 million active on-line users.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$32.50	$26.05	$31.48
March 29, 2002	$34.81	$28.77	$34.01
June 28, 2002	$38.55	$33.43	$35.18
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 30, 2007	$52.77	$46.52	$50.27
November 27, 2007*	$52.95	$41.73	$42.94

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $42.94

Protection level: 80.00%

Protection price: $34.35

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.288309

Coupon: 11.75% per annum

Maturity: May 30, 2008

Dividend yield: 5.40% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.875%	102.70%
+ 90%		5.875%	92.70%
+ 80%		5.875%	82.70%
+ 70%		5.875%	72.70%
+ 60%		5.875%	62.70%
+ 50%		5.875%	52.70%
+ 40%		5.875%	42.70%
+ 30%		5.875%	32.70%
+ 20%		5.875%	22.70%
+ 10%		5.875%	12.70%
+ 5%		5.875%	7.70%
0%		5.875%	2.70%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-2.30%
- 10%	5.875%	-4.125%	-7.30%
- 20%	5.875%	-14.125%	-17.30%
- 30%	N/A	-24.125%	-27.30%
- 40%	N/A	-34.125%	-37.30%
- 50%	N/A	-44.125%	-47.30%
- 60%	N/A	-54.125%	-57.30%
- 70%	N/A	-64.125%	-67.30%
- 80%	N/A	-74.125%	-77.30%
- 90%	N/A	-84.125%	-87.30%
- 100%	N/A	-94.125%	-97.30%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$7.49	$5.41	$6.60
March 29, 2002	$7.03	$5.44	$6.78
June 28, 2002	$7.20	$6.12	$6.62
September 30, 2002	$6.61	$4.10	$5.97
December 31, 2002	$6.85	$5.30	$6.84
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 30, 2007	$47.74	$35.97	$44.82
November 27, 2007*	$56.89	$44.49	$51.73

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $51.73

Protection level: 80.00%

Protection price: $41.38

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.331142

Coupon: 17.00% per annum

Maturity: May 30, 2008

Dividend yield: 0.46% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		8.50%	100.23%
+ 90%		8.50%	90.23%
+ 80%		8.50%	80.23%
+ 70%		8.50%	70.23%
+ 60%		8.50%	60.23%
+ 50%		8.50%	50.23%
+ 40%		8.50%	40.23%
+ 30%		8.50%	30.23%
+ 20%		8.50%	20.23%
+ 10%		8.50%	10.23%
+ 5%		8.50%	5.23%
0%		8.50%	0.23%

		Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.77%
- 10%	8.50%	-1.50%	-9.77%
- 20%	8.50%	-11.50%	-19.77%
- 30%	N/A	-21.50%	-29.77%
- 40%	N/A	-31.50%	-39.77%
- 50%	N/A	-41.50%	-49.77%
- 60%	N/A	-51.50%	-59.77%
- 70%	N/A	-61.50%	-69.77%
- 80%	N/A	-71.50%	-79.77%
- 90%	N/A	-81.50%	-89.77%
- 100%	N/A	-91.50%	-99.77%

Comcast Corporation

According to publicly available information, Comcast Corporation (the “Company”) is the largest cable operator in the United States and offers a variety of consumer entertainment and communication products and services. As of December 31, 2006, the Company’s cable systems served approximately 23.4 million video subscribers, 11 million high-speed Internet subscribers and 2.4 million phone subscribers and passed approximately 45.7 million homes in 39 states and the District of Columbia. The Company was incorporated under the laws of Pennsylvania in December 2001. Through the Company’s predecessors (including its immediate predecessor, Comcast Holdings), it has developed, managed and operated cable systems since 1963.

The Company classifies its operations in two reportable segments: Cable and Programming. The Company’s Cable segment, which generates approximately 95% of its consolidated revenues, manages and operates its cable systems, including video, high-speed Internet and phone services, as well as the Company’s regional sports and news networks.

The Company’s Programming segment consists of its six consolidated national programming networks: E!, Style, The Golf Channel, VERSUS (formerly known as OLN), G4 and AZN Television.

The linked share’s SEC file number is: 001-32871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$27.04	$22.77	$24.00
March 29, 2002	$25.03	$19.77	$22.30
June 28, 2002	$22.50	$14.34	$16.13
September 30, 2002	$17.63	$11.43	$14.22
December 31, 2002	$18.10	$11.37	$15.71
March 31, 2003	$20.59	$15.61	$19.06
June 30, 2003	$23.23	$19.07	$20.12
September 30, 2003	$22.43	$18.79	$20.59
December 31, 2003	$22.75	$20.28	$21.91
March 31, 2004	$24.33	$18.51	$19.16
June 30, 2004	$21.10	$17.82	$18.69
September 30, 2004	$19.28	$17.50	$18.83
December 31, 2004	$22.22	$18.44	$22.19
March 31, 2005	$23.00	$20.69	$22.52
June 30, 2005	$22.69	$20.37	$20.47
September 30, 2005	$21.54	$19.09	$19.59
December 30, 2005	$19.56	$17.20	$17.31
March 31, 2006	$18.97	$16.90	$17.44
June 30, 2006	$22.37	$17.47	$21.83
September 29, 2006	$24.77	$20.67	$24.57
December 29, 2006	$28.94	$24.17	$28.22
March 30, 2007	$30.18	$24.73	$25.95
June 29, 2007	$28.84	$25.60	$28.12
September 30, 2007	$29.41	$23.08	$24.18
November 27, 2007*	$24.39	$18.83	$19.47

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMCSA

Initial price: $19.47

Protection level: 80.00%

Protection price: $15.58

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.361068

Coupon: 10.00% per annum

Maturity: May 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.00%	100.00%
+ 90%		5.00%	90.00%
+ 80%		5.00%	80.00%
+ 70%		5.00%	70.00%
+ 60%		5.00%	60.00%
+ 50%		5.00%	50.00%
+ 40%		5.00%	40.00%
+ 30%		5.00%	30.00%
+ 20%		5.00%	20.00%
+ 10%		5.00%	10.00%
+ 5%		5.00%	5.00%
0%		5.00%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 30, 2007	$90.84	$73.83	$87.77
November 27, 2007*	$88.82	$74.18	$76.06

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $76.06

Protection level: 80.00%

Protection price: $60.85

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.147515

Coupon: 11.00% per annum

Maturity: May 30, 2008

Dividend yield: 2.16% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.50%	101.08%
+ 90%		5.50%	91.08%
+ 80%		5.50%	81.08%
+ 70%		5.50%	71.08%
+ 60%		5.50%	61.08%
+ 50%		5.50%	51.08%
+ 40%		5.50%	41.08%
+ 30%		5.50%	31.08%
+ 20%		5.50%	21.08%
+ 10%		5.50%	11.08%
+ 5%		5.50%	6.08%
0%		5.50%	1.08%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.92%
- 10%	5.50%	-4.50%	-8.92%
- 20%	5.50%	-14.50%	-18.92%
- 30%	N/A	-24.50%	-28.92%
- 40%	N/A	-34.50%	-38.92%
- 50%	N/A	-44.50%	-48.92%
- 60%	N/A	-54.50%	-58.92%
- 70%	N/A	-64.50%	-68.92%
- 80%	N/A	-74.50%	-78.92%
- 90%	N/A	-84.50%	-88.92%
- 100%	N/A	-94.50%	-98.92%

Crocs, Inc.

According to publicly available information, Crocs, Inc. (the “Company”) is a rapidly growing designer, manufacturer and marketer of footwear for men, women and children under the Crocs brand. All of the Company’s footwear products incorporate its proprietary closed-cell resin material, which the Company believes represents a substantial innovation in footwear comfort and functionality.

In 2007, the Company acquired substantially all of the assets of Ocean Minded, LLC, a leading designer and manufacture of high quality leather and EVA (Ethylene Vinyl Acetate) based sandals. In addition to its footwear products, the Company recently acquired Jibbitz LLC a unique accessory brand with colorful snap-on products specifically suited for Crocs shoes. The Company also recently acquired 55 Hockey Products Inc., which operates under the brand name Fury Hockey, a producer and distributor of hockey and lacrosse equipment for adults and children and EXO Italia, an Italian designer and producer of EVA based finished products, primarily for the footwear industry.

The linked share’s SEC file number is 0-51754.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	N/A	N/A	N/A
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$16.25	$10.17	$12.58
June 30, 2006	$18.50	$10.78	$12.58
September 29, 2006	$17.53	$11.33	$16.98
December 29, 2006	$25.13	$15.83	$21.60
March 30, 2007	$29.29	$21.43	$23.63
June 29, 2007	$47.40	$23.44	$43.03
September 30, 2007	$68.12	$41.20	$67.25
November 27, 2007*	$75.21	$33.76	$36.87

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CROX

Initial price: $36.87

Protection level: 60.00%

Protection price: $22.12

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.122322

Coupon: 18.25% per annum

Maturity: May 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.125%	100.00%
+ 90%		9.125%	90.00%
+ 80%		9.125%	80.00%
+ 70%		9.125%	70.00%
+ 60%		9.125%	60.00%
+ 50%		9.125%	50.00%
+ 40%		9.125%	40.00%
+ 30%		9.125%	30.00%
+ 20%		9.125%	20.00%
+ 10%		9.125%	10.00%
+ 5%		9.125%	5.00%
0%		9.125%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.125%	4.125%	-5.00%
- 10%	9.125%	-0.875%	-10.00%
- 20%	9.125%	-10.875%	-20.00%
- 30%	9.125%	-20.875%	-30.00%
- 40%	9.125%	-30.875%	-40.00%
- 50%	N/A	-40.875%	-50.00%
- 60%	N/A	-50.875%	-60.00%
- 70%	N/A	-60.875%	-70.00%
- 80%	N/A	-70.875%	-80.00%
- 90%	N/A	-80.875%	-90.00%
- 100%	N/A	-90.875%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company is now one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$19.08	$14.83	$15.72
March 29, 2002	$17.29	$13.90	$16.49
June 28, 2002	$18.23	$14.88	$16.00
September 30, 2002	$16.24	$9.24	$9.80
December 31, 2002	$11.91	$6.90	$9.30
March 31, 2003	$10.73	$6.59	$7.52
June 30, 2003	$11.71	$7.35	$10.99
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 30, 2007	$9.64	$7.49	$8.49
November 27, 2007*	$9.24	$6.87	$7.07

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $7.07

Protection level: 70.00%

Protection price: $4.95

Physical delivery amount: 141 ($1,000/Initial price)

Fractional shares: 0.442716

Coupon: 14.25% per annum

Maturity: May 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		7.125%	100.00%
+ 90%		7.125%	90.00%
+ 80%		7.125%	80.00%
+ 70%		7.125%	70.00%
+ 60%		7.125%	60.00%
+ 50%		7.125%	50.00%
+ 40%		7.125%	40.00%
+ 30%		7.125%	30.00%
+ 20%		7.125%	20.00%
+ 10%		7.125%	10.00%
+ 5%		7.125%	5.00%
0%		7.125%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-5.00%
- 10%	7.125%	-2.875%	-10.00%
- 20%	7.125%	-12.875%	-20.00%
- 30%	7.125%	-22.875%	-30.00%
- 40%	N/A	-32.875%	-40.00%
- 50%	N/A	-42.875%	-50.00%
- 60%	N/A	-52.875%	-60.00%
- 70%	N/A	-62.875%	-70.00%
- 80%	N/A	-72.875%	-80.00%
- 90%	N/A	-82.875%	-90.00%
- 100%	N/A	-92.875%	-100.00%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 30, 2007	$110.48	$67.08	$104.89
November 27, 2007*	$120.20	$85.71	$89.28

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $89.28

Protection level: 70.00%

Protection price: $62.50

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.200717

Coupon: 13.00% per annum

Maturity: May 30, 2008

Dividend yield: 3.08% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.50%	101.54%
+ 90%		6.50%	91.54%
+ 80%		6.50%	81.54%
+ 70%		6.50%	71.54%
+ 60%		6.50%	61.54%
+ 50%		6.50%	51.54%
+ 40%		6.50%	41.54%
+ 30%		6.50%	31.54%
+ 20%		6.50%	21.54%
+ 10%		6.50%	11.54%
+ 5%		6.50%	6.54%
0%		6.50%	1.54%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.46%
- 10%	6.50%	-3.50%	-8.46%
- 20%	6.50%	-13.50%	-18.46%
- 30%	6.50%	-23.50%	-28.46%
- 40%	N/A	-33.50%	-38.46%
- 50%	N/A	-43.50%	-48.46%
- 60%	N/A	-53.50%	-58.46%
- 70%	N/A	-63.50%	-68.46%
- 80%	N/A	-73.50%	-78.46%
- 90%	N/A	-83.50%	-88.46%
- 100%	N/A	-93.50%	-98.46%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$10.90	$6.92	$8.92
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
November 27, 2007*	$26.80	$20.85	$23.73

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $23.73

Protection level: 75.00%

Protection price: $17.80

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.140750

Coupon: 11.25% per annum

Maturity: May 30, 2008

Dividend yield: 0.42% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.625%	100.21%
+ 90%		5.625%	90.21%
+ 80%		5.625%	80.21%
+ 70%		5.625%	70.21%
+ 60%		5.625%	60.21%
+ 50%		5.625%	50.21%
+ 40%		5.625%	40.21%
+ 30%		5.625%	30.21%
+ 20%		5.625%	20.21%
+ 10%		5.625%	10.21%
+ 5%		5.625%	5.21%
0%		5.625%	0.21%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.79%
- 10%	5.625%	-4.375%	-9.79%
- 20%	5.625%	-14.375%	-19.79%
- 30%	N/A	-24.375%	-29.79%
- 40%	N/A	-34.375%	-39.79%
- 50%	N/A	-44.375%	-49.79%
- 60%	N/A	-54.375%	-59.79%
- 70%	N/A	-64.375%	-69.79%
- 80%	N/A	-74.375%	-79.79%
- 90%	N/A	-84.375%	-89.79%
- 100%	N/A	-94.375%	-99.79%

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended January 28, 2007. As of the end of fiscal 2006, The company operates 2,147 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States (including the territories of Puerto Rico and the Virgin Islands), Canada, China and Mexico., Canada, China and Mexico.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$52.04	$37.10	$51.01
March 29, 2002	$52.60	$46.90	$48.61
June 28, 2002	$50.46	$34.90	$36.73
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 30, 2007	$41.01	$31.85	$32.44
November 27, 2007*	$34.55	$26.78	$27.15

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $27.15

Protection level: 80.00%

Protection price: $21.72

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.832413

Coupon: 11.80% per annum

Maturity: May 30, 2008

Dividend yield: 3.31% per annum

Coupon amount per monthly: $9.83

Table of Hypothetical Values at Maturity

Final Level (% Change)	6-Month Total Return
		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.90%	101.66%
+ 90%		5.90%	91.66%
+ 80%		5.90%	81.66%
+ 70%		5.90%	71.66%
+ 60%		5.90%	61.66%
+ 50%		5.90%	51.66%
+ 40%		5.90%	41.66%
+ 30%		5.90%	31.66%
+ 20%		5.90%	21.66%
+ 10%		5.90%	11.66%
+ 5%		5.90%	6.66%
0%		5.90%	1.66%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.90%	0.90%	-3.34%
- 10%	5.90%	-4.10%	-8.34%
- 20%	5.90%	-14.10%	-18.34%
- 30%	N/A	-24.10%	-28.34%
- 40%	N/A	-34.10%	-38.34%
- 50%	N/A	-44.10%	-48.34%
- 60%	N/A	-54.10%	-58.34%
- 70%	N/A	-64.10%	-68.34%
- 80%	N/A	-74.10%	-78.34%
- 90%	N/A	-84.10%	-88.34%
- 100%	N/A	-94.10%	-98.34%

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
September 30, 2007	$26.52	$22.09	$25.86
November 27, 2007*	$27.54	$24.32	$25.11

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $25.11

Protection level: 80.00%

Protection price: $20.09

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.824771

Coupon: 11.00% per annum

Maturity: May 30, 2008

Dividend yield: 1.75% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.50%	100.88%
+ 90%		5.50%	90.88%
+ 80%		5.50%	80.88%
+ 70%		5.50%	70.88%
+ 60%		5.50%	60.88%
+ 50%		5.50%	50.88%
+ 40%		5.50%	40.88%
+ 30%		5.50%	30.88%
+ 20%		5.50%	20.88%
+ 10%		5.50%	10.88%
+ 5%		5.50%	5.88%
0%		5.50%	0.88%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.12%
- 10%	5.50%	-4.50%	-9.12%
- 20%	5.50%	-14.50%	-19.12%
- 30%	N/A	-24.50%	-29.12%
- 40%	N/A	-34.50%	-39.12%
- 50%	N/A	-44.50%	-49.12%
- 60%	N/A	-54.50%	-59.12%
- 70%	N/A	-64.50%	-69.12%
- 80%	N/A	-74.50%	-79.12%
- 90%	N/A	-84.50%	-89.12%
- 100%	N/A	-94.50%	-99.12%

JetBlue Airways Corporation

According to publicly available information, Jetblue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2007, the Company operated a total of 502 daily flights. The Company currently serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. For the year ended December 31, 2006, the Company was the 8th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	N/A	N/A	N/A
March 29, 2002	N/A	N/A	N/A
June 28, 2002	$16.34	$11.10	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.02	$12.11	$18.80
September 30, 2003	$27.82	$18.36	$27.10
December 31, 2003	$31.43	$16.97	$17.68
March 31, 2004	$19.58	$13.53	$16.86
June 30, 2004	$20.66	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.54	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.27
December 29, 2006	$15.60	$9.15	$14.20
March 30, 2007	$17.02	$11.33	$11.51
June 29, 2007	$12.08	$9.72	$11.75
September 30, 2007	$11.99	$8.53	$9.22
November 27, 2007*	$9.98	$6.57	$6.77

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JBLU

Initial price: $6.77

Protection level: 70.00%

Protection price: $4.74

Physical delivery amount: 147 ($1,000/Initial price)

Fractional shares: 0.710487

Coupon: 15.25% per annum

Maturity: May 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		7.625%	100.00%
+ 90%		7.625%	90.00%
+ 80%		7.625%	80.00%
+ 70%		7.625%	70.00%
+ 60%		7.625%	60.00%
+ 50%		7.625%	50.00%
+ 40%		7.625%	40.00%
+ 30%		7.625%	30.00%
+ 20%		7.625%	20.00%
+ 10%		7.625%	10.00%
+ 5%		7.625%	5.00%
0%		7.625%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-5.00%
- 10%	7.625%	-2.375%	-10.00%
- 20%	7.625%	-12.375%	-20.00%
- 30%	7.625%	-22.375%	-30.00%
- 40%	N/A	-32.375%	-40.00%
- 50%	N/A	-42.375%	-50.00%
- 60%	N/A	-52.375%	-60.00%
- 70%	N/A	-62.375%	-70.00%
- 80%	N/A	-72.375%	-80.00%
- 90%	N/A	-82.375%	-90.00%
- 100%	N/A	-92.375%	-100.00%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.4 trillion in assets, $116 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$40.95	$31.85	$36.35
March 29, 2002	$39.68	$26.70	$35.65
June 28, 2002	$38.71	$30.15	$33.92
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 30, 2007	$50.48	$42.18	$45.82
November 27, 2007*	$47.88	$40.15	$42.35

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $42.35

Protection level: 70.00%

Protection price: $29.65

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.612751

Coupon: 10.50% per annum

Maturity: May 30, 2008

Dividend yield: 3.40% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.25%	101.70%
+ 90%		5.25%	91.70%
+ 80%		5.25%	81.70%
+ 70%		5.25%	71.70%
+ 60%		5.25%	61.70%
+ 50%		5.25%	51.70%
+ 40%		5.25%	41.70%
+ 30%		5.25%	31.70%
+ 20%		5.25%	21.70%
+ 10%		5.25%	11.70%
+ 5%		5.25%	6.70%
0%		5.25%	1.70%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-3.30%
- 10%	5.25%	-4.75%	-8.30%
- 20%	5.25%	-14.75%	-18.30%
- 30%	5.25%	-24.75%	-28.30%
- 40%	N/A	-34.75%	-38.30%
- 50%	N/A	-44.75%	-48.30%
- 60%	N/A	-54.75%	-58.30%
- 70%	N/A	-64.75%	-68.30%
- 80%	N/A	-74.75%	-78.30%
- 90%	N/A	-84.75%	-88.30%
- 100%	N/A	-94.75%	-98.30%

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$36.10	$27.75	$33.40
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
June 29, 2007	$82.05	$68.60	$74.52
September 30, 2007	$75.50	$49.06	$61.73
November 27, 2007*	$67.73	$52.71	$59.90

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $59.90

Protection level: 75.00%

Protection price: $44.93

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.694491

Coupon: 18.50% per annum

Maturity: May 30, 2008

Dividend yield: 1.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.25%	100.50%
+ 90%		9.25%	90.50%
+ 80%		9.25%	80.50%
+ 70%		9.25%	70.50%
+ 60%		9.25%	60.50%
+ 50%		9.25%	50.50%
+ 40%		9.25%	40.50%
+ 30%		9.25%	30.50%
+ 20%		9.25%	20.50%
+ 10%		9.25%	10.50%
+ 5%		9.25%	5.50%
0%		9.25%	0.50%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.50%
- 10%	9.25%	-0.75%	-9.50%
- 20%	9.25%	-10.75%	-19.50%
- 30%	N/A	-20.75%	-29.50%
- 40%	N/A	-30.75%	-39.50%
- 50%	N/A	-40.75%	-49.50%
- 60%	N/A	-50.75%	-59.50%
- 70%	N/A	-60.75%	-69.50%
- 80%	N/A	-70.75%	-79.50%
- 90%	N/A	-80.75%	-89.50%
- 100%	N/A	-90.75%	-99.50%

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 2, 2007, the Company operated 1,385 stores in 49 states, with 157 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$24.44	$15.00	$23.21
March 29, 2002	$23.89	$20.08	$21.75
June 28, 2002	$25.00	$20.65	$22.70
September 30, 2002	$23.22	$16.25	$20.70
December 31, 2002	$22.41	$18.25	$18.75
March 31, 2003	$21.34	$16.70	$20.41
June 30, 2003	$23.22	$19.15	$21.48
September 30, 2003	$27.95	$20.91	$25.95
December 31, 2003	$30.21	$26.00	$27.70
March 31, 2004	$29.33	$25.38	$28.07
June 30, 2004	$28.13	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 30, 2007	$32.53	$25.98	$28.02
November 27, 2007*	$29.98	$21.76	$22.09

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $22.09

Protection level: 80.00%

Protection price: $17.67

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.269353

Coupon: 12.00% per annum

Maturity: May 30, 2008

Dividend yield: 1.18% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.00%	100.59%
+ 90%		6.00%	90.59%
+ 80%		6.00%	80.59%
+ 70%		6.00%	70.59%
+ 60%		6.00%	60.59%
+ 50%		6.00%	50.59%
+ 40%		6.00%	40.59%
+ 30%		6.00%	30.59%
+ 20%		6.00%	20.59%
+ 10%		6.00%	10.59%
+ 5%		6.00%	5.59%
0%		6.00%	0.59%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.41%
- 10%	6.00%	-4.00%	-9.41%
- 20%	6.00%	-14.00%	-19.41%
- 30%	N/A	-24.00%	-29.41%
- 40%	N/A	-34.00%	-39.41%
- 50%	N/A	-44.00%	-49.41%
- 60%	N/A	-54.00%	-59.41%
- 70%	N/A	-64.00%	-69.41%
- 80%	N/A	-74.00%	-79.41%
- 90%	N/A	-84.00%	-89.41%
- 100%	N/A	-94.00%	-99.41%

Macy’s, Inc.

According to publicly available information, Macy’s, Inc. (the “Company”) is a Delaware corporation. The Company and its predecessors have been operating department stores since 1820. The Company’s retail stores sell a wide range of merchandise, including men’s, women’s and children’s apparel and accessories, cosmetics, home furnishings and other consumer goods, and are diversified by size of store, merchandising character and character of community served. Most stores are located at urban or suburban sites, principally in densely populated areas across the United States.

The linked share’s SEC file number is 001-13536.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$21.01	$13.77	$20.45
March 29, 2002	$22.13	$18.63	$20.43
June 28, 2002	$22.05	$18.42	$19.85
September 30, 2002	$20.50	$14.63	$14.72
December 31, 2002	$17.38	$11.80	$14.38
March 31, 2003	$15.63	$11.76	$14.01
June 30, 2003	$18.99	$13.58	$18.43
September 30, 2003	$22.69	$18.01	$20.95
December 31, 2003	$25.30	$20.95	$23.57
March 31, 2004	$27.33	$22.80	$27.03
June 30, 2004	$27.53	$22.37	$24.55
September 30, 2004	$24.75	$21.40	$22.72
December 31, 2004	$29.08	$22.20	$28.90
March 31, 2005	$32.25	$27.10	$31.82
June 30, 2005	$37.75	$28.30	$36.64
September 30, 2005	$39.03	$31.35	$33.44
December 30, 2005	$34.99	$28.85	$33.17
March 31, 2006	$37.45	$32.43	$36.50
June 30, 2006	$39.69	$33.46	$36.60
September 29, 2006	$43.82	$32.57	$43.21
December 29, 2006	$45.01	$37.39	$38.13
March 30, 2007	$46.70	$36.56	$45.05
June 29, 2007	$46.52	$38.07	$39.78
September 30, 2007	$45.50	$28.51	$32.32
November 27, 2007*	$35.76	$27.18	$28.52

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: M

Initial price: $28.52

Protection level: 80.00%

Protection price: $22.82

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.063114

Coupon: 15.50% per annum

Maturity: May 30, 2008

Dividend yield: 1.81% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		7.75%	100.91%
+ 90%		7.75%	90.91%
+ 80%		7.75%	80.91%
+ 70%		7.75%	70.91%
+ 60%		7.75%	60.91%
+ 50%		7.75%	50.91%
+ 40%		7.75%	40.91%
+ 30%		7.75%	30.91%
+ 20%		7.75%	20.91%
+ 10%		7.75%	10.91%
+ 5%		7.75%	5.91%
0%		7.75%	0.91%

		Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-4.09%
- 10%	7.75%	-2.25%	-9.09%
- 20%	7.75%	-12.25%	-19.09%
- 30%	N/A	-22.25%	-29.09%
- 40%	N/A	-32.25%	-39.09%
- 50%	N/A	-42.25%	-49.09%
- 60%	N/A	-52.25%	-59.09%
- 70%	N/A	-62.25%	-69.09%
- 80%	N/A	-72.25%	-79.09%
- 90%	N/A	-82.25%	-89.09%
- 100%	N/A	-92.25%	-99.09%

The McGraw-Hill Companies, Inc.

According to publicly available information, The McGraw-Hill Companies, Inc. (the “Company”) incorporated in December 1925, is a global information services provider serving the financial services, education and business information markets with a wide range of information products and services. Additional markets include energy, construction, aerospace and defense, and marketing information services. The Company serves its customers through a broad range of distribution channels, including printed books, magazines and newsletters, online via Internet Websites and digital platforms, through wireless and traditional on-air broadcasting, and through a variety of conferences and trade shows.

The linked share’s SEC file number is 001-13536.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$30.90	$24.35	$30.49
March 29, 2002	$34.85	$29.44	$34.13
June 28, 2002	$34.37	$28.15	$29.85
September 30, 2002	$32.99	$25.36	$30.61
December 31, 2002	$33.15	$27.76	$30.22
March 31, 2003	$31.29	$25.87	$27.80
June 30, 2003	$33.08	$27.73	$31.00
September 30, 2003	$32.26	$29.30	$31.07
December 31, 2003	$35.00	$31.00	$34.96
March 31, 2004	$40.19	$34.56	$38.07
June 30, 2004	$40.67	$37.83	$38.29
September 30, 2004	$39.89	$36.42	$39.85
December 31, 2004	$46.06	$39.43	$45.77
March 31, 2005	$48.00	$42.81	$43.63
June 30, 2005	$45.68	$40.51	$44.25
September 30, 2005	$48.75	$43.01	$48.04
December 30, 2005	$53.97	$45.60	$51.63
March 31, 2006	$59.57	$46.37	$57.62
June 30, 2006	$58.75	$48.31	$50.23
September 29, 2006	$58.30	$48.40	$58.03
December 29, 2006	$69.25	$57.64	$68.02
March 30, 2007	$69.98	$61.06	$62.88
June 29, 2007	$72.50	$60.16	$68.08
September 30, 2007	$68.78	$47.15	$50.91
November 27, 2007*	$55.14	$44.96	$45.61

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MHP

Initial price: $45.61

Protection level: 75.00%

Protection price: $34.21

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.925016

Coupon: 10.50% per annum

Maturity: May 30, 2008

Dividend yield: 1.80% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.25%	100.90%
+ 90%		5.25%	90.90%
+ 80%		5.25%	80.90%
+ 70%		5.25%	70.90%
+ 60%		5.25%	60.90%
+ 50%		5.25%	50.90%
+ 40%		5.25%	40.90%
+ 30%		5.25%	30.90%
+ 20%		5.25%	20.90%
+ 10%		5.25%	10.90%
+ 5%		5.25%	5.90%
0%		5.25%	0.90%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.10%
- 10%	5.25%	-4.75%	-9.10%
- 20%	5.25%	-14.75%	-19.10%
- 30%	N/A	-24.75%	-29.10%
- 40%	N/A	-34.75%	-39.10%
- 50%	N/A	-44.75%	-49.10%
- 60%	N/A	-54.75%	-59.10%
- 70%	N/A	-64.75%	-69.10%
- 80%	N/A	-74.75%	-79.10%
- 90%	N/A	-84.75%	-89.10%
- 100%	N/A	-94.75%	-99.10%

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$34.00	$17.20	$31.00
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
June 29, 2007	$13.26	$10.88	$12.53
September 30, 2007	$14.20	$10.30	$11.10
November 27, 2007*	$11.92	$7.82	$7.94

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MU

Initial price: $7.94

Protection level: 70.00%

Protection price: $5.56

Physical delivery amount: 125 ($1,000/Initial price)

Fractional shares: 0.944584

Coupon: 11.00% per annum

Maturity: May 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.50%	100.00%
+ 90%		5.50%	90.00%
+ 80%		5.50%	80.00%
+ 70%		5.50%	70.00%
+ 60%		5.50%	60.00%
+ 50%		5.50%	50.00%
+ 40%		5.50%	40.00%
+ 30%		5.50%	30.00%
+ 20%		5.50%	20.00%
+ 10%		5.50%	10.00%
+ 5%		5.50%	5.00%
0%		5.50%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	5.50%	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$17.81	$11.43	$17.02
March 29, 2002	$21.00	$14.10	$20.70
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
November 27, 2007*	$56.41	$46.21	$51.32

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $51.32

Protection level: 75.00%

Protection price: $38.49

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.485581

Coupon: 12.00% per annum

Maturity: May 30, 2008

Dividend yield: 0.23% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.00%	100.12%
+ 90%		6.00%	90.12%
+ 80%		6.00%	80.12%
+ 70%		6.00%	70.12%
+ 60%		6.00%	60.12%
+ 50%		6.00%	50.12%
+ 40%		6.00%	40.12%
+ 30%		6.00%	30.12%
+ 20%		6.00%	20.12%
+ 10%		6.00%	10.12%
+ 5%		6.00%	5.12%
0%		6.00%	0.12%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.88%
- 10%	6.00%	-4.00%	-9.88%
- 20%	6.00%	-14.00%	-19.88%
- 30%	N/A	-24.00%	-29.88%
- 40%	N/A	-34.00%	-39.88%
- 50%	N/A	-44.00%	-49.88%
- 60%	N/A	-54.00%	-59.88%
- 70%	N/A	-64.00%	-69.88%
- 80%	N/A	-74.00%	-79.88%
- 90%	N/A	-84.00%	-89.88%
- 100%	N/A	-94.00%	-99.88%

Oracle Corporation

According to publicly available information, Oracle Corporation (the “Company”) is the world’s largest enterprise software company. The Company develops, manufactures, markets, distributes and services database and middleware software as well as applications software designed to help its customers manage and grow their business operations. The Company also provides support for the Linux open source operating system through its Oracle Unbreakable Linux Support program, which provides its customers with the Company’s industry-leading global support programs for Linux.

The linked share’s SEC file number is: 000-51788.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$16.28	$12.18	$13.81
March 29, 2002	$17.50	$12.44	$12.80
June 28, 2002	$12.89	$7.25	$9.47
September 30, 2002	$11.61	$7.19	$7.86
December 31, 2002	$12.73	$7.60	$10.80
March 31, 2003	$13.36	$10.64	$10.85
June 30, 2003	$14.00	$10.65	$12.02
September 30, 2003	$14.03	$11.17	$11.22
December 31, 2003	$13.43	$11.35	$13.20
March 31, 2004	$15.51	$11.15	$12.01
June 30, 2004	$12.86	$10.85	$11.93
September 30, 2004	$11.96	$9.78	$11.28
December 31, 2004	$14.87	$11.51	$13.72
March 31, 2005	$14.01	$12.23	$12.48
June 30, 2005	$13.79	$11.25	$13.20
September 30, 2005	$14.11	$12.00	$12.39
December 30, 2005	$13.04	$11.75	$12.21
March 31, 2006	$14.00	$12.06	$13.69
June 30, 2006	$15.21	$13.07	$14.49
September 29, 2006	$18.24	$13.77	$17.74
December 29, 2006	$19.75	$16.93	$17.14
March 30, 2007	$18.59	$15.97	$18.13
June 29, 2007	$20.06	$18.00	$19.71
September 30, 2007	$22.17	$18.81	$21.65
November 27, 2007*	$23.00	$19.06	$19.89

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ORCL

Initial price: $19.89

Protection level: 80.00%

Protection price: $15.91

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.276521

Coupon: 10.25% per annum

Maturity: May 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.125%	100.00%
+ 90%		5.125%	90.00%
+ 80%		5.125%	80.00%
+ 70%		5.125%	70.00%
+ 60%		5.125%	60.00%
+ 50%		5.125%	50.00%
+ 40%		5.125%	40.00%
+ 30%		5.125%	30.00%
+ 20%		5.125%	20.00%
+ 10%		5.125%	10.00%
+ 5%		5.125%	5.00%
0%		5.125%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

Pfizer Inc.

According to publicly available information, Pfizer Inc. (the “Company”) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets leading prescription medicines for humans and animals.

The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson for $16.6 billion in December 2006. Revenues from its Consumer Healthcare business were $4.0 billion for full-year 2006.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942. The Company’s website is www.pfizer.com.

The linked share’s SEC file number is 1-3619.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$44.04	$38.35	$39.85
March 29, 2002	$42.46	$39.10	$39.74
June 28, 2002	$40.30	$32.75	$35.00
September 30, 2002	$35.23	$25.13	$29.02
December 31, 2002	$34.00	$28.25	$30.57
March 31, 2003	$32.40	$27.90	$31.16
June 30, 2003	$36.90	$30.30	$34.15
September 30, 2003	$34.98	$29.45	$30.38
December 31, 2003	$35.35	$30.32	$35.33
March 31, 2004	$38.87	$33.50	$35.05
June 30, 2004	$37.90	$33.82	$34.28
September 30, 2004	$34.44	$29.59	$30.60
December 31, 2004	$31.49	$23.52	$26.89
March 31, 2005	$27.35	$23.80	$26.27
June 30, 2005	$29.02	$25.80	$27.58
September 30, 2005	$27.82	$24.68	$24.97
December 30, 2005	$25.56	$20.27	$23.32
March 31, 2006	$26.84	$23.61	$24.92
June 30, 2006	$25.72	$22.51	$23.47
September 29, 2006	$28.58	$22.17	$28.36
December 29, 2006	$28.60	$23.52	$25.90
March 30, 2007	$27.41	$24.55	$25.26
June 29, 2007	$27.73	$25.23	$25.57
September 30, 2007	$26.15	$23.14	$24.43
November 27, 2007*	$25.71	$22.24	$22.88

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PFE

Initial price: $22.88

Protection level: 85.00%

Protection price: $19.45

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.706294

Coupon: 9.75% per annum

Maturity: May 30, 2008

Dividend yield: 5.01% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		4.875%	102.51%
+ 90%		4.875%	92.51%
+ 80%		4.875%	82.51%
+ 70%		4.875%	72.51%
+ 60%		4.875%	62.51%
+ 50%		4.875%	52.51%
+ 40%		4.875%	42.51%
+ 30%		4.875%	32.51%
+ 20%		4.875%	22.51%
+ 10%		4.875%	12.51%
+ 5%		4.875%	7.51%
0%		4.875%	2.51%

		Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-2.49%
- 10%	4.875%	-5.125%	-7.49%
- 20%	N/A	-15.125%	-17.49%
- 30%	N/A	-25.125%	-27.49%
- 40%	N/A	-35.125%	-37.49%
- 50%	N/A	-45.125%	-47.49%
- 60%	N/A	-55.125%	-57.49%
- 70%	N/A	-65.125%	-67.49%
- 80%	N/A	-75.125%	-77.49%
- 90%	N/A	-85.125%	-87.49%
- 100%	N/A	-95.125%	-97.49%

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$31.25	$19.16	$25.25
March 29, 2002	$26.67	$15.52	$18.82
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
November 27, 2007*	$43.40	$36.60	$39.82

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $39.82

Protection level: 80.00%

Protection price: $31.86

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.113009

Coupon: 13.00% per annum

Maturity: May 30, 2008

Dividend yield: 1.25% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.50%	100.63%
+ 90%		6.50%	90.63%
+ 80%		6.50%	80.63%
+ 70%		6.50%	70.63%
+ 60%		6.50%	60.63%
+ 50%		6.50%	50.63%
+ 40%		6.50%	40.63%
+ 30%		6.50%	30.63%
+ 20%		6.50%	20.63%
+ 10%		6.50%	10.63%
+ 5%		6.50%	5.63%
0%		6.50%	0.63%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.37%
- 10%	6.50%	-3.50%	-9.37%
- 20%	6.50%	-13.50%	-19.37%
- 30%	N/A	-23.50%	-29.37%
- 40%	N/A	-33.50%	-39.37%
- 50%	N/A	-43.50%	-49.37%
- 60%	N/A	-53.50%	-59.37%
- 70%	N/A	-63.50%	-69.37%
- 80%	N/A	-73.50%	-79.37%
- 90%	N/A	-83.50%	-89.37%
- 100%	N/A	-93.50%	-99.37%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
November 27, 2007*	$113.86	$87.42	$89.17

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $89.17

Protection level: 80.00%

Protection price: $71.34

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.214534

Coupon: 15.00% per annum

Maturity: May 30, 2008

Dividend yield: 0.72% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		7.50%	100.36%
+ 90%		7.50%	90.36%
+ 80%		7.50%	80.36%
+ 70%		7.50%	70.36%
+ 60%		7.50%	60.36%
+ 50%		7.50%	50.36%
+ 40%		7.50%	40.36%
+ 30%		7.50%	30.36%
+ 20%		7.50%	20.36%
+ 10%		7.50%	10.36%
+ 5%		7.50%	5.36%
0%		7.50%	0.36%

		Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.64%
- 10%	7.50%	-2.50%	-9.64%
- 20%	7.50%	-12.50%	-19.64%
- 30%	N/A	-22.50%	-29.64%
- 40%	N/A	-32.50%	-39.64%
- 50%	N/A	-42.50%	-49.64%
- 60%	N/A	-52.50%	-59.64%
- 70%	N/A	-62.50%	-69.64%
- 80%	N/A	-72.50%	-79.64%
- 90%	N/A	-82.50%	-89.64%
- 100%	N/A	-92.50%	-99.64%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$1.18	$0.69	$1.00
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 30, 2007	$35.32	$25.75	$33.56
November 27, 2007*	$36.50	$25.27	$26.62

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $26.62

Protection level: 70.00%

Protection price: $18.63

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.565740

Coupon: 13.50% per annum

Maturity: May 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.75%	100.00%
+ 90%		6.75%	90.00%
+ 80%		6.75%	80.00%
+ 70%		6.75%	70.00%
+ 60%		6.75%	60.00%
+ 50%		6.75%	50.00%
+ 40%		6.75%	40.00%
+ 30%		6.75%	30.00%
+ 20%		6.75%	20.00%
+ 10%		6.75%	10.00%
+ 5%		6.75%	5.00%
0%		6.75%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

Texas Instruments Incorporated

According to publicly available information, Texas Instruments Incorporated (the “Company) is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries. The Company had three separate business segments in 2005: (1) Semiconductor, which accounted for 87% of its revenue in 2005; (2) Sensors & Controls, which accounted for 9% of its revenue and (3) Educational & Productivity Solutions, which accounted for 4% of its revenue. The Company’s largest geographic sources of revenue, in descending order, are: Asia (excluding Japan), Europe, the United States and Japan.

The Company began operations in 1930 and is incorporated in Delaware.

The linked share’s SEC file number is 001-03761.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$34.40	$22.75	$28.00
March 29, 2002	$35.91	$25.30	$33.10
June 28, 2002	$34.85	$22.15	$23.70
September 30, 2002	$27.25	$14.25	$14.77
December 31, 2002	$21.45	$13.10	$15.01
March 31, 2003	$18.75	$13.90	$16.37
June 30, 2003	$21.98	$16.05	$17.60
September 30, 2003	$26.10	$17.21	$22.80
December 31, 2003	$31.25	$22.87	$29.38
March 31, 2004	$33.98	$26.80	$29.22
June 30, 2004	$30.98	$22.94	$24.18
September 30, 2004	$24.08	$18.06	$21.28
December 31, 2004	$25.79	$20.56	$24.62
March 31, 2005	$27.78	$20.70	$25.49
June 30, 2005	$29.18	$22.51	$28.07
September 30, 2005	$34.50	$27.89	$33.90
December 30, 2005	$34.68	$27.18	$32.07
March 31, 2006	$34.66	$28.72	$32.47
June 30, 2006	$36.40	$28.53	$30.29
September 29, 2006	$34.00	$26.77	$33.25
December 29, 2006	$33.58	$28.34	$28.80
March 30, 2007	$32.93	$28.24	$30.10
June 29, 2007	$38.10	$29.65	$37.63
September 30, 2007	$39.63	$31.80	$36.59
November 27, 2007*	$37.17	$30.09	$30.71

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXN

Initial price: $30.71

Protection level: 80.00%

Protection price: $24.57

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.562683

Coupon: 10.25% per annum

Maturity: May 30, 2008

Dividend yield: 0.94% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.125%	100.47%
+ 90%		5.125%	90.47%
+ 80%		5.125%	80.47%
+ 70%		5.125%	70.47%
+ 60%		5.125%	60.47%
+ 50%		5.125%	50.47%
+ 40%		5.125%	40.47%
+ 30%		5.125%	30.47%
+ 20%		5.125%	20.47%
+ 10%		5.125%	10.47%
+ 5%		5.125%	5.47%
0%		5.125%	0.47%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.53%
- 10%	5.125%	-4.875%	-9.53%
- 20%	5.125%	-14.875%	-19.53%
- 30%	N/A	-24.875%	-29.53%
- 40%	N/A	-34.875%	-39.53%
- 50%	N/A	-44.875%	-49.53%
- 60%	N/A	-54.875%	-59.53%
- 70%	N/A	-64.875%	-69.53%
- 80%	N/A	-74.875%	-79.53%
- 90%	N/A	-84.875%	-89.53%
- 100%	N/A	-94.875%	-99.53%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
November 27, 2007*	$75.75	$60.80	$62.00

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $62.00

Protection level: 80.00%

Protection price: $49.60

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.129032

Coupon: 13.50% per annum

Maturity: May 30, 2008

Dividend yield: 0.78% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.75%	100.39%
+ 90%		6.75%	90.39%
+ 80%		6.75%	80.39%
+ 70%		6.75%	70.39%
+ 60%		6.75%	60.39%
+ 50%		6.75%	50.39%
+ 40%		6.75%	40.39%
+ 30%		6.75%	30.39%
+ 20%		6.75%	20.39%
+ 10%		6.75%	10.39%
+ 5%		6.75%	5.39%
0%		6.75%	0.39%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.61%
- 10%	6.75%	-3.25%	-9.61%
- 20%	6.75%	-13.25%	-19.61%
- 30%	N/A	-23.25%	-29.61%
- 40%	N/A	-33.25%	-39.61%
- 50%	N/A	-43.25%	-49.61%
- 60%	N/A	-53.25%	-59.61%
- 70%	N/A	-63.25%	-69.61%
- 80%	N/A	-73.25%	-79.61%
- 90%	N/A	-83.25%	-89.61%
- 100%	N/A	-93.25%	-99.61%

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company is a diversified financial services company. The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. The Company provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities services and venture capital investment.

The Company has three operating segments for management purposes: Community Banking, Wholesale Banking and Wells Fargo Financial.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$22.57	$19.13	$21.73
March 29, 2002	$25.38	$21.45	$24.70
June 28, 2002	$26.72	$24.06	$25.03
September 30, 2002	$26.50	$20.75	$24.08
December 31, 2002	$25.80	$21.65	$23.44
March 31, 2003	$24.57	$21.65	$22.50
June 30, 2003	$26.02	$22.51	$25.20
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 30, 2007	$37.99	$32.67	$35.62
November 27, 2007*	$37.78	$29.29	$29.83

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $29.83

Protection level: 75.00%

Protection price: $22.37

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.523299

Coupon: 10.75% per annum

Maturity: May 30, 2008

Dividend yield: 3.78% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.375%	101.89%
+ 90%		5.375%	91.89%
+ 80%		5.375%	81.89%
+ 70%		5.375%	71.89%
+ 60%		5.375%	61.89%
+ 50%		5.375%	51.89%
+ 40%		5.375%	41.89%
+ 30%		5.375%	31.89%
+ 20%		5.375%	21.89%
+ 10%		5.375%	11.89%
+ 5%		5.375%	6.89%
0%		5.375%	1.89%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-3.11%
- 10%	5.375%	-4.625%	-8.11%
- 20%	5.375%	-14.625%	-18.11%
- 30%	N/A	-24.625%	-28.11%
- 40%	N/A	-34.625%	-38.11%
- 50%	N/A	-44.625%	-48.11%
- 60%	N/A	-54.625%	-58.11%
- 70%	N/A	-64.625%	-68.11%
- 80%	N/A	-74.625%	-78.11%
- 90%	N/A	-84.625%	-88.11%
- 100%	N/A	-94.625%	-98.11%

Whirlpool Corporation

According to publicly available information, Whirlpool Corporation (the “Company”) manufactures and markets a full line of major appliances and related products, primarily for home use. The Company’s principal products are laundry appliances, refrigerators and freezers, cooking appliances, dishwashers, room air-conditioning equipment, and mixers and other small household appliances.

The Company was incorporated in 1955 under the laws of Delaware as the successor to a business that traces its origin to 1898. The Company manufactures products in 12 countries under 14 principal brand names and markets products in nearly every country around the world. As of December 31, 2006, it had approximately 73,000 employees

The linked share’s SEC file number is 001-03932.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$74.20	$53.25	$73.33
March 29, 2002	$79.80	$61.85	$75.55
June 28, 2002	$78.20	$63.45	$65.36
September 30, 2002	$66.36	$44.79	$45.86
December 31, 2002	$55.22	$39.23	$52.22
March 31, 2003	$57.92	$42.80	$49.03
June 30, 2003	$65.66	$48.49	$63.70
September 30, 2003	$71.95	$62.25	$67.77
December 31, 2003	$73.35	$65.52	$72.65
March 31, 2004	$79.48	$66.60	$68.87
June 30, 2004	$70.98	$61.05	$68.60
September 30, 2004	$68.88	$58.15	$60.09
December 31, 2004	$69.77	$54.53	$69.21
March 31, 2005	$71.25	$61.53	$67.73
June 30, 2005	$74.03	$60.78	$70.11
September 30, 2005	$85.50	$69.01	$75.77
December 30, 2005	$86.52	$67.89	$83.76
March 31, 2006	$96.00	$79.75	$91.47
June 30, 2006	$94.12	$78.12	$82.65
September 29, 2006	$89.64	$74.07	$84.11
December 29, 2006	$90.68	$80.80	$83.02
March 30, 2007	$96.76	$83.23	$84.91
June 29, 2007	$118.00	$84.17	$111.20
September 30, 2007	$116.79	$85.77	$89.10
November 27, 2007*	$94.88	$72.17	$77.65

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.
•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WHR

Initial price: $77.65

Protection level: 80.00%

Protection price: $62.12

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.878300

Coupon: 13.25% per annum

Maturity: May 30, 2008

Dividend yield: 2.17% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.625%	101.09%
+ 90%		6.625%	91.09%
+ 80%		6.625%	81.09%
+ 70%		6.625%	71.09%
+ 60%		6.625%	61.09%
+ 50%		6.625%	51.09%
+ 40%		6.625%	41.09%
+ 30%		6.625%	31.09%
+ 20%		6.625%	21.09%
+ 10%		6.625%	11.09%
+ 5%		6.625%	6.09%
0%		6.625%	1.09%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-3.91%
- 10%	6.625%	-3.375%	-8.91%
- 20%	6.625%	-13.375%	-18.91%
- 30%	N/A	-23.375%	-28.91%
- 40%	N/A	-33.375%	-38.91%
- 50%	N/A	-43.375%	-48.91%
- 60%	N/A	-53.375%	-58.91%
- 70%	N/A	-63.375%	-68.91%
- 80%	N/A	-73.375%	-78.91%
- 90%	N/A	-83.375%	-88.91%
- 100%	N/A	-93.375%	-98.91%

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$42.70	$36.41	$39.30
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 30, 2007	$93.66	$78.76	$92.56
November 27, 2007*	$95.27	$83.37	$86.38

*	High, low and closing prices are for the period starting October 1, 2007 and ending November 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $86.38

Protection level: 85.00%

Protection price: $73.42

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.576754

Coupon: 11.00% per annum

Maturity: May 30, 2008

Dividend yield: 1.57% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		5.50%	100.79%
+ 90%		5.50%	90.79%
+ 80%		5.50%	80.79%
+ 70%		5.50%	70.79%
+ 60%		5.50%	60.79%
+ 50%		5.50%	50.79%
+ 40%		5.50%	40.79%
+ 30%		5.50%	30.79%
+ 20%		5.50%	20.79%
+ 10%		5.50%	10.79%
+ 5%		5.50%	5.79%
0%		5.50%	0.79%

		Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.21%
- 10%	5.50%	-4.50%	-9.21%
- 20%	N/A	-14.50%	-19.21%
- 30%	N/A	-24.50%	-29.21%
- 40%	N/A	-34.50%	-39.21%
- 50%	N/A	-44.50%	-49.21%
- 60%	N/A	-54.50%	-59.21%
- 70%	N/A	-64.50%	-69.21%
- 80%	N/A	-74.50%	-79.21%
- 90%	N/A	-84.50%	-89.21%
- 100%	N/A	-94.50%	-99.21%